Exhibit 99.1

CONTACT INFORMATION:
Investors and Media
Julie D. Tracy
Vice President, Investor Relations and Corporate Marketing
408-548-6500
jtracy@kyphon.com

Kyphon Reports Strong First Quarter 2006 Financial Results

U.S. Business Drives Revenue Growth of 38%; EPS Increase of 27% and
Non-GAAP EPS Increase of 87%

SUNNYVALE, Calif., April 27, 2006 (PR NEWSWIRE) -- Kyphon Inc. (Nasdaq:KYPH) today announced that net sales for the quarter ending March 31, 2006 totaled $91.4 million, an increase of 38% over the $66.2 million in net sales reported for the first quarter of 2005. Earnings per diluted share for the quarter increased 27% to $0.19, which includes the impact of stock-based compensation under FAS 123(R), compared to $0.15 for the same period a year ago.

Adoption of FAS 123(R) during the first quarter of 2006 resulted in a $4.3 million non-cash charge to net income for stock-based compensation, or $0.09 per diluted share. First quarter 2005 net income excludes the impact of stock-based compensation under FAS 123(R).

Non-GAAP net income for the first quarter of 2006, which excludes the FAS 123(R) stock-based compensation charge, increased 100% to $12.8 million, or $0.28 per diluted share compared to net income of $6.4 million, or $0.15 per diluted share, for the first quarter of fiscal 2005. A reconciliation of GAAP and non-GAAP operating results is provided below.

Kyphon's revenues for the first quarter included $75.5 million in net sales in the United States and $15.9 million in net sales from its international operations, representing growth in those markets of 30% and 90%, respectively, over the first quarter of 2005. Revenue growth at constant foreign currency exchange rates for international and total company was 107% and 40% respectively.

"I am very pleased that our performance in the first quarter marked another period of strong execution for Kyphon," said Richard Mott, president and chief executive officer of Kyphon. "Our revenue performance both in the U.S. and internationally continues to reflect strong clinician adoption and the value to patients of the balloon kyphoplasty procedure. Additionally, we made solid progress on key initiatives designed to fuel future growth including increased clinical trial enrollments for our evidence-based medicine programs, integration of the acquisition of InnoSpine and its functional anaesthetic discography product line for discogenic back pain, expansion of our global sales force, and training of new clinicians in performing balloon kyphoplasty using our KyphX products," continued Mott. "We believe our dedicated, focused efforts to bring innovative technologies and new minimally invasive procedural solutions to spine specialists and patients are creating a foundation for continued growth and support for our customers," concluded Mott.

Financial Outlook for Full-Year 2006 and Quarter Ending June 30, 2006

For the full-year 2006, net sales are targeted to increase at least 30% versus 2005 to approximately $398 million. Net sales from the company's international operations are targeted to constitute 17% to 19% of total worldwide net sales for the full-year 2006.

For the second quarter of 2006, the company anticipates worldwide net sales of $97 million to $101 million, which represents an increase of 29% to 35% versus the second quarter of 2005. Net sales from the company's international operations are targeted to constitute 18% to 20% of total worldwide net sales in the second quarter.

The full-year 2006 target range for GAAP earnings per diluted share, which includes the impact of the implementation of stock-based compensation under FAS 123(R), is expected to be between $0.82 and $0.89. The target range for non-GAAP earnings per diluted share excluding the impact of FAS 123(R) is $1.19 to $1.26.

For the second quarter, the target range for GAAP earnings per diluted share including the impact of FAS 123(R) is $0.19 to $0.21. Excluding the impact of FAS 123(R), non-GAAP earnings per diluted share is targeted to be between $0.29 and $0.31.

A reconciliation of GAAP to non-GAAP earnings per diluted share for the company's financial outlook is as follows:

                                                   Three Months Ending   Year Ending
                                                     June 30, 2006     December 31, 2006
                                                   ------------------  ----------------
Projected GAAP earnings per diluted share                $0.19- $0.21      $0.82- $0.89
Add: Stock-based compensation expense, net of taxes              0.10              0.37
                                                   ------------------  ----------------
Projected non-GAAP earnings per diluted share           $0.29 - $0.31     $1.19 - $1.26
                                                   ==================  ================

Selected Metrics

Kyphon ended the first quarter of 2006 with 269 device sales representatives in the U.S. Internationally, the company ended the first quarter with approximately 97 sales professionals. Kyphon is planning to end 2006 with approximately 300 to 315 device sales representatives in the U.S., along with approximately 120 to 135 sales representatives outside of the U.S. These sales representatives work with spine specialists worldwide who perform, or who are candidates to perform, the kyphoplasty procedure and the primary care physician community, to educate them about the option of kyphoplasty. To date, approximately 5,300 spine specialists in the U.S. and 3,300 outside the U.S. have been trained to perform kyphoplasty. For the year 2006, Kyphon expects to train a total of approximately 1,800 physicians to perform kyphoplasty procedures, 900 in the U.S. and 900 outside of the U.S.

Use of Non-GAAP Financial Measures

Kyphon management believes that in order to properly understand Kyphon's short-term and long-term financial trends, investors may wish to consider the impact of certain charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, Kyphon management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

Reconciliation of GAAP and Non-GAAP Operating Results

Non-GAAP first quarter 2006 results exclude the FAS 123(R) stock-based compensation charges. A reconciliation of Kyphon's non-GAAP operating results for the first quarter of 2006 is as follows (unaudited, in thousands, except per share amounts):

                                            Three Months Ended               Three Months Ended
                                               March 31, 2006                  March 31, 2005
                                   ---------------------------------------    ----------------
                                      GAAP     Adjustments (1)   Non-GAAP           GAAP
                                   ---------------------------------------    ----------------
U.S. net sales                    $   75,512  $           --   $   75,512    $         57,866
International net sales               15,916              --       15,916               8,368
                                   ----------  --------------   ----------    ----------------
Net sales                             91,428              --       91,428              66,234
Cost of goods sold                    10,965            (164)      10,801               7,925
                                   ----------  --------------   ----------    ----------------
Gross profit                          80,463             164       80,627              58,309
                                   ----------  --------------   ----------    ----------------
Operating expenses:
    Research and development           8,589            (958)       7,631               5,460
    Sales and marketing               45,386          (2,603)      42,783              34,985
    General and administrative        13,568          (2,691)      10,877               7,698
                                   ----------  --------------   ----------    ----------------
        Total operating expenses      67,543          (6,252)      61,291              48,143
                                   ----------  --------------   ----------    ----------------
Income from operations                12,920           6,416       19,336              10,166
Interest income and other, net         2,123              --        2,123                 525
                                   ----------  --------------   ----------    ----------------
Income before income taxes            15,043           6,416       21,459              10,691
Provision for income taxes             6,550           2,077        8,627               4,270
                                   ----------  --------------   ----------    ----------------
Net income                        $    8,493  $        4,339   $   12,832    $          6,421
                                   ==========  ==============   ==========    ================
Net income per share:
    Basic                         $     0.19  $         0.10   $     0.29    $           0.15
                                   ==========  ==============   ==========    ================
    Diluted                       $     0.19  $         0.09   $     0.28    $           0.15
                                   ==========  ==============   ==========    ================
Weighted-average shares outstanding:
    Basic                             44,032              --       44,032              41,843
                                   ==========  ==============   ==========    ================
    Diluted                           45,882             197       46,079              44,231
                                   ==========  ==============   ==========    ================

(1) Adjustments consist of stock-based compensation and the related tax effect. FAS 123(R) requires the company to estimate the cost of all forms of employee stock-based compensation, including employee stock options and awards under our employee stock purchase plan, and to record a commensurate expense (which is subjective in nature) in the income statement. This non-GAAP presentation is given in part to enhance the understanding of the company's historical financial performance and comparability between periods in light of a change in accounting standards particularly since the company has not included stock-based compensation under FAS 123(R) as an expense in its financial statements before. In addition, the company strongly believes that the non-GAAP presentation to exclude stock-based compensation is relevant and useful information that will be widely used by analysts, investors, and other interested parties in the medical device industry. Accordingly, the company is disclosing this information to permit additional analysis of the company's performance.

Earnings Call Information

Kyphon will host a conference call today at 2:00 p.m. Pacific Time to discuss its first quarter 2006 results and expectations for 2006.  A live webcast of the call will be available from the Investor Relations section of the company's corporate Web site at www.kyphon.com. The call will be archived on this site for a minimum of two months. An audio replay of the call will also be available beginning 6:00 p.m. Pacific Time on Thursday, April 27, 2006, until 12:00 a.m. Pacific Time on Thursday, May 18, 2006. To access the replay, dial (888) 203-1112 (U.S.) or (719) 457-0820 (International) and enter the access code 7088154.

About Kyphon Inc.

Kyphon develops and markets medical devices designed to restore spinal function using minimally invasive technologies. The company's KyphX line of products are used in balloon kyphoplasty, a minimally invasive procedure to treat spinal fractures caused by osteoporosis or cancer. For more information, visit Kyphon's Web site at http://www.kyphon.com.

Kyphon and KyphX are registered trademarks of Kyphon Inc.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements include, but are not limited to, those that use words such as "believes," "expects," "anticipates," "targets," "intends," "plans," "projects," and words of similar effect, and specifically include the company's future financial projections and anticipated business direction and performance. Forward-looking statements are based on management's current preliminary expectations and are subject to risks, uncertainties and assumptions, which may cause the company's actual results to differ materially from the statements contained herein. Information on potential risk factors that could affect Kyphon, its business and its financial results are detailed in the company's periodic filings with the Securities and Exchange Commission (SEC), including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Operating Results," which can be found in Kyphon's annual report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 3, 2006. Kyphon undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof.

KYPHON INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited; in thousands, except per share amounts)

                                                              Three Months Ended
                                                                  March 31,
                                                            ----------------------
                                                               2006        2005
                                                            ----------  ----------
U.S. net sales                                             $   75,512  $   57,866
International net sales                                        15,916       8,368
                                                            ----------  ----------
Net sales                                                      91,428      66,234
Cost of goods sold                                             10,965       7,925
                                                            ----------  ----------
Gross profit                                                   80,463      58,309
                                                            ----------  ----------
Operating expenses:
    Research and development                                    8,589       5,460
    Sales and marketing                                        45,386      34,985
    General and administrative                                 13,568       7,698
                                                            ----------  ----------
        Total operating expenses                               67,543      48,143
                                                            ----------  ----------
Income from operations                                         12,920      10,166
Interest income and other, net                                  2,123         525
                                                            ----------  ----------
Income before income taxes                                     15,043      10,691
Provision for income taxes                                      6,550       4,270
                                                            ----------  ----------
Net income                                                 $    8,493  $    6,421
                                                            ==========  ==========
Net income per share:
    Basic                                                  $     0.19  $     0.15
                                                            ==========  ==========
    Diluted                                                $     0.19  $     0.15
                                                            ==========  ==========
Weighted-average shares outstanding:
    Basic                                                      44,032      41,843
                                                            ==========  ==========
    Diluted                                                    45,882      44,231
                                                            ==========  ==========

KYPHON INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

                                                        March 31,    December 31,
                                                           2006          2005
                                                       ------------  ------------
Assets
Current assets:
    Cash and cash equivalents                         $     92,084  $     76,149
    Investments                                            125,138       118,324
    Accounts receivable, net                                55,535        55,480
    Inventories                                              9,934         9,265
    Prepaid expenses and other current assets                7,922         5,899
    Deferred tax assets                                     12,384        10,488
                                                       ------------  ------------
        Total current assets                               302,997       275,605

Property and equipment, net                                 20,166        15,977
Goodwill and other intangible assets, net                   15,204        15,377
Deferred tax assets                                          6,749         6,749
Other assets                                                 2,880         2,924
                                                       ------------  ------------
        Total assets                                  $    347,996  $    316,632
                                                       ============  ============

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                  $     10,551  $      9,308
    Accrued liabilities                                     54,143        49,793
                                                       ------------  ------------
        Total current liabilities                           64,694        59,101

Deferred rent and other                                      5,324         4,051
Contingent purchase price                                    3,556         3,424
                                                       ------------  ------------
        Total liabilities                                   73,574        66,576
                                                       ------------  ------------
Commitments and contingencies

Stockholders' equity:
    Common stock, $0.001 par value per share                    44            44
    Additional paid-in capital                             246,386       231,312
    Treasury stock, at cost                                   (201)         (201)
    Deferred stock-based compensation, net                      --          (116)
    Accumulated other comprehensive income                     855           172
    Retained earnings                                       27,338        18,845
                                                       ------------  ------------
        Total stockholders' equity                         274,422       250,056
                                                       ------------  ------------
        Total liabilities and stockholders' equity    $    347,996  $    316,632
                                                       ============  ============